Exhibit 99.1

NEWS

For Release           Immediate


Contacts              (News Media) Tony Zehnder, Corporate Communications
                      312.396.7086
                      (Investors) Daniel Murphy, Investor Relations
                      317.817.2893



              Conseco Declares Dividend on Class B Preferred Stock


Carmel, Ind., January 18, 2007 - Conseco, Inc. (NYSE:CNO) today announced that it has declared a dividend on the outstanding shares of its Class B 5.50% Mandatorily Convertible Preferred Stock (NYSE: CNO PrB) of $0.34375 per share. The dividend is payable on February 15, 2007 to the holders of record at the close of business on February 1, 2007.

Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.


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